Exhibit 23.1

[Haas Petroleum Engineering Services, Inc. Letterhead]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of July 1, 2007, included in the Annual Report on Form 10-KSB of Ignis Petroleum Group, Inc., for the year ended June 30, 2007, as well as in the notes to the financial statements included therein.

HAAS PETROLEUM ENGINEERING SERVICES, INC.

By: Robert W. Hass
Robert W. Haas, P.E.
Date: October 8, 2007